SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    August 6, 2015

AARON’S, INC.
(Exact name of Registrant as Specified in Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E. Atlanta, Georgia	30305-2377
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (404) 231-0011

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 6, 2015, David L. Kolb, a director of Aaron’s, Inc. (the “Company”), notified the Company of his retirement from the Company’s Board of Directors, effective August 6, 2015, and on August 10, 2015, Brian R. Kahn, a director of the Company, notified the Company of his resignation from the Company’s Board of Directors, effective August 10, 2015.

On August 6, 2015, the Board of Directors appointed Curt Doman to the Board of Directors. Mr. Doman will serve as a director of the Company until the Company’s annual meeting of shareholders in 2016 and until his successor is elected and qualified or until his earlier resignation, removal from office or death. Mr. Doman is the founder and currently serves as the Chief Technology Officer of the Company’s Progressive business. In connection with his service on the Board of Directors, Mr. Doman will enter into an Indemnification Agreement with the Company, a form of which was previously filed as Exhibit 10.2 to the Company’s Form 8-K filed on May 14, 2014.

The resignations of Messrs. Kolb and Kahn did not result from any disagreement with the Company on any matter.

The Company issued a press release, dated August 11, 2015, relating to these matters, which is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits

(d)    Exhibits:

Exhibit No.	Description

99.1	Press release dated August 11, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.
	By:	/s/ Gilbert L. Danielson
Date: August 11, 2015		Gilbert L. Danielson Executive Vice President, Chief Financial Officer